HGU INVESTMENTS INC.

6040 Camp Bowie Blvd. Suite 3 - Fort Worth, TX 76116
P.O. Box 470691 - Fort Worth, TX 76147
Phone 817.731.9172 - Fax 817.315.2514
Email:CUSTOMERSERVICE@HGUINVESTMENTS.COM

NOTE AGREEMENT

December 24, 2001
Property Address:	6266 Firth Rd, Fort Worth, TX 76116
Note Amount:	$219,638.27
Interest Rate:	7% yearly
Total Monthly Payment:	$2,039.70
Principal and Interest Payments:	$1,463.67
Tax and Insurance Escrow Payments:	$576.03
First Payment Date:	February 1, 2002
Last Payment Date:	November 1, 2031
Payable To:	Dylan and Tracy Roan

Signed:

/s/James Dylan Roan